AMENDMENT NUMBER ONE

to the

SALE AND SERVICING AGREEMENT

Mortgage-Backed Notes, Series 2005-7,

Dated as of July 29, 2005

among

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

as Depositor

BEAR STEARNS ARM TRUST 2005-7,

as Issuer

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator

and

EMC MORTGAGE CORPORATION,

as Seller and Company

This AMENDMENT NUMBER ONE (this “Amendment”) is made and entered into this 29th day of September, 2005, by and among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the “Depositor”), Bear Stearns ARM Trust 2005-7, a Delaware statutory trust, as issuer (the “Issuer”), U.S. Bank National Association, a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), Wells Fargo Bank, N.A. (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and EMC Mortgage Corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”) in connection with the Sale and Servicing Agreement, dated as of July 29, 2005, between the above mentioned parties (the “Agreement”). This Amendment is made pursuant to Section 7.01(a) of the Agreement.

RECITALS

WHEREAS, the parties hereto have entered into the Agreement;

WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to cure any ambiguity in the Agreement;

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2.            Section 3.02 of the Agreement is hereby amended effective as of the date hereof by adding the following sentence at the end of clause (b) thereof:

“In the event that the Master Servicer causes the Issuer and the Indenture Trustee to enter into a new Servicing Agreement with a successor servicer selected by the Master Servicer, such new Servicing Agreement shall allow the successor servicer to, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the successor servicer reasonably believes that such sale would maximize proceeds to the Trust Estate in the aggregate (on a present value basis) with respect to that Mortgage Loan.”

3.            Section 3.12 of the Agreement shall be amended effective as of the date hereof by deleting the first sentence in such section and replacing it with the following:

“For each Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, the Master Servicer shall cause the Servicers (to the extent required under the related Servicing Agreement) to either (i) foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such Mortgage Loans, all in accordance with the related Servicing Agreement or (ii) as an alternative to foreclosure, sell such defaulted Mortgage Loans at fair market value to third-parties, if such Servicer reasonably believes that such sale would maximize proceeds to the Trust (on a present value basis) with respect to those Mortgage Loans.”

4.            Section 3.19 of the Agreement shall be amended effective as of the date hereof by deleting clause (b) in its entirety and replacing it with the following:

“(b)        The Majority Certificateholder will have the option to purchase, at any one time, up to 1.00% (and in any case, at least 5 Mortgage Loans) of the Mortgage Loans, by aggregate Scheduled Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the aggregate fair market value of such Mortgage Loans. The Mortgage Loans that may be purchased by the Majority Certificateholder pursuant to this paragraph will be selected by the Majority Certificateholder in its sole discretion. If at any time the Majority Certificateholder exercises such option, it shall immediately notify or cause to be notified the Indenture Trustee and the Custodian by a certification in the form of Exhibit B (which certification shall include a statement to the effect that all amounts required to be deposited in the Collection Account pursuant to Section 3.06 have been or will be so deposited) of an Officer of the Majority Certificateholder and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Custodian as agent for the Indenture Trustee shall promptly release the related Mortgage Files to the Majority Certificateholder.”

5.            Section 3.19 of the Agreement shall be further amended effective as of the date hereof by adding the following clause (c):

“(c)        If at any time the Majority Certificateholder remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Repurchase Price for a Mortgage Loan in accordance with Section 3.19(a) or Section 3.19(b) above, and the Master Servicer provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Indenture Trustee shall execute the assignment of such Mortgage Loan to the Majority Certificateholder, without recourse, representation or warranty and the Majority Certificateholder shall succeed to all of the Indenture Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Majority Certificateholder will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Issuer, the Indenture Trustee or the Noteholders with respect thereto.”

6.            Except as amended above, the Agreement shall continue to be in full force and effect in accordance with its terms.

7.            This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.            The Owner Trustee is hereby authorized and directed to enter into this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the following parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

BEAR STEARNS ARM TRUST 2005-7, as Issuer

By: CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ John J. Cashin
Name:	John J. Cashin
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Maryellen Hunter
Name:	Maryellen Hunter
Title:	Vice President

EMC MORTGAGE CORPORATION, as Seller and Company

By:	/s/ Dana Dillard
Name:	Dana Dillard
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as Master Servicer

By:	/s/ Stacey M. Taylor
Name:	Stacey M. Taylor
Title:	Vice President

WELLS FARGO BANK, N.A., as Securities Administrator

By:	/s/ Stacey M. Taylor
Name:	Stacey M. Taylor
Title:	Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of September, 2005 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Michelle Sterling
Notary Public

[Notarial Seal]

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On the 28th day of September, 2005 before me, a notary public in and for said State, personally appeared John J. Cashin, known to me to be a Vice President of Chase Bank USA, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Marie A. Berbee
Notary Public

[Notarial Seal]

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On the 28th day of September, 2005 before me, a notary public in and for said State, personally appeared Maryellen Hunter, known to me to be a Vice President of U.S. Bank National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Larry D. Snell
Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the ____th day of September, 2005 before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)

On the ___th day of September, 2005 before me, a notary public in and for said State, personally appeared Stacey M. Taylor known to me to be a Vice President of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the ____th day of September, 2005 before me, a notary public in and for said State, personally appeared _______________, known to me to be an ___________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

Acknowledged and Agreed to:

TABERNA LOAN HOLDINGS I, LLC, as CERTIFICATE HOLDER

By: Taberna Realty Finance Trust, its sole member

By:	/s/ Jack E. Salmon
Name:	Jack E. Salmon
Title:	Executive Vice President and Chief Financial Officer